Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Stellantis N.V. Singaporestraat 92-100 1175 RA Lijnden The Netherlands			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amersterdam T +31 20 577 1771 F +31 20 577 1775

Date 5 May 2021		Martin van Olffen E martin.vanolffen@debrauw.com T +31 20 577 1500 F +31 20 577 1775

Our ref.	M36839821/1/20731795/LGB

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of common shares in the capital of Stellantis
1    INTRODUCTION
I act as Dutch legal adviser (notaris) to Stellantis in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2    DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.
3    SCOPE OF INQUIRY
I have examined, and relied upon the accuracy of the factual statements in, the following documents:
(a)A copy of:
(i)the Registration Statement;
(ii)the Equity Incentive Plan;
(iii)each Corporate Resolution;

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(iv)the Board Regulations;
(v)the deed of incorporation of Stellantis, dated as April 1, 2014, provided by the Chamber of Commerce (Kamer van Koophandel);
(vi)the last deed of amendment, dated March 10, 2021, containing Stellantis' current articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel); and
(vii)the Trade Register Extract.
In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.
4    ASSUMPTIONS
I have made the following assumptions:
(a)
(i)Each copy document conforms to the original and each original is genuine and complete.
(ii)Each signature is the genuine signature of the individual concerned.
(iii)The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
(b)
(i)
(A)The issue by Stellantis of the Registration Shares, or of any rights to acquire Registration Shares, will have been validly authorised; and
(B)Any pre-emption rights in respect of the issue of the Registration Shares, or of any rights to acquire Registration Shares, will have been observed or validly excluded, all in accordance with Stellantis' articles of association at the time of authorisation or of observance or exclusion. (In this respect, reference is made to each Corporate Resolution).

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(ii)Stellantis' authorised share capital at the time of an issue of a Registration Share, or of any grant of a right to acquire Registration Shares, will be sufficient to allow for the issue or the grant.
(iii)At the time of each issue of a Registration Share or each grant of a right to acquire Registration Shares:
(A)the Equity Incentive Plan remains in full force and effect without modification; and
(B)the aggregate number of Registration Shares, or of any rights to acquire Registration Shares, that will be granted or issued under the Equity Incentive Plan will not exceed the maximum number permitted under the Authorisation and the Equity Incentive Plan.
(iv)To the extent a Registration Share will be issued, or a right to acquire a Registration Share will be granted, to a director (bestuurder) of Stellantis, such Registration Share, or right to acquire a Registration Share, will be validly issued or granted in accordance with articles 2:135 and 2:135a of the Dutch Civil Code.
(v)
(A)Each grant of a right to acquire Registration Shares has been or will be validly granted, accepted and exercised in accordance with the Equity Incentive Plan; and
(B)Each grant of a right to acquire Registration Shares will be valid, binding and enforceable against each party.
(vi)Each Registration Share will have been:
(A)issued is accordance with the Equity Incentive Plan in the form and manner prescribed by Stellantis' articles of association at the time of the issue; and
(B)otherwise offered, issued and accepted in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).
(vii)The nominal amount of each Registration Share and any agreed share premium will have been validly paid.

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5    OPINION
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to (i) any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), in connection with an issue of a Registration Share) and (ii) the qualifications in paragraph 6, I am of the following opinion:
(a)When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6    QUALIFICATIONS
This opinion is subject to the following qualifications:
(a)This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.
(b)An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.
7    RELIANCE
(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.
(b)Each person accepting this opinion agrees, in so accepting, that:
(i)only De Brauw (and not any other person) will have any liability in connection with this opinion;
________________________________________________
1In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership

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(ii)this opinion and any contractual (including the agreements in this paragraph 7) and non-contractual obligations arising out of or in relation to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any disputes relating to this opinion; and
(iii)this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.
(c)Stellantis may:
(i)file this opinion as an exhibit to the Registration Statement; and
(ii)refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ M. van Olffen

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Annex 1 – Definitions

In this opinion:

"Authorisation" is defined in the definition of "Corporate Resolution".
"Board Regulations" means the regulations of Stellantis' board of directors, adopted on January 17, 2021;
"Common Shares" means a common share (gewoon aandeel) in the share capital of Stellantis;
"Corporate Resolution" means each of:
(a)the resolution of Stellantis' general meeting of shareholders, adopted on April 15, 2021, to authorise Stellantis' board of directors (i) to issue shares or grant rights to subscribe for shares and (ii) to exclude pre-emptive rights in connection with the Equity Incentive Plan (the "Authorisation"); and
(b)the written resolution of Stellantis' board of directors, dated 5 May 2021, in which it inter alia resolved that (i) any grant of rights to beneficiaries under the Equity Incentive Plan is a grant of corporate rights to acquire Common Shares, which is authorised and approved in advance, and (ii) any and all pre-emptive rights in this respect are excluded, in accordance with the Authorisation and subject to the terms and conditions of the Equity Incentive Plan;

"De Brauw" means De Brauw Blackstone Westbroek N.V.;
"Dutch law" means the law directly applicable in the Netherlands;
"Equity Incentive Plan" means the Equity Incentive Plan of Stellantis, which was approved by the general meeting of shareholders at Stellantis' annual general meeting on April 15, 2021;
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast);

"Registration Shares" means up to 100,000,000 Common Shares to be issued by Stellantis pursuant to the Equity Incentive Plan;

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"Registration Statement" means the registration statement on Form S-8 dated May 5, 2021, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it);

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act;
"SEC" means the U.S. Securities and Exchange Commission;
"Securities Act" means the U.S. Securities Act of 1933, as amended;
"Stellantis" means Stellantis N.V. (formerly known as Fiat Chrysler Automobiles N.V.);
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe; and
"Trade Register Extract" means a Trade Register extract relating to Stellantis provided by the Chamber of Commerce (Kamer van Koophandel) and dated May 5, 2021.

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